UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 23, 2009

NEW JERSEY RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	1-8359 (Commission File Number)	22-2376465 (IRS Employer Identification No.)

1415 Wyckoff Road Wall, New Jersey		07719
(Address of principal executive offices)		(Zip Code)

(732) 938-1480

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a)                      Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 25, 2009, New Jersey Resources Corporation (the “Company”) filed Amendment No. 1 to the Current Report on Form 8-K (“Amendment No. 1”), which amended the originally filed Current Report on Form 8-K filed on November 23, 2009 (“Form 8-K).  This Amendment No. 2 to the Current Report on Form 8-K (“Amendment No. 2”), incorporates all of the contents of the originally filed Form 8-K combined with the changes explained in Amendment No. 1.

In connection with the Company’s preparation of its consolidated financial statements for the fiscal year ended September 30, 2009, the Company reassessed its accounting for “park and loan” transactions executed through the Company’s unregulated subsidiary, NJR Energy Services (“NJRES”).

NJRES enters into park and loan transactions whereby it borrows natural gas from a counterparty with an obligation to return the gas at a future date.  On November 17, 2009, management in consultation with the Audit Committee of the Board of Directors of the Company, concluded that the Company had been incorrectly accounting for gas in storage, gas purchase obligations, embedded derivatives and demand fees associated with these park and loan transactions.  Specifically, NJR had been using a forward price to value the inventory and gas purchases liability associated with “park and loan” transactions.  Both the natural gas that was received and the “park and loan” liability should have been initially valued at the spot price on the date NJRES received the gas.  In addition, NJRES should have been accounting for the obligation to return the gas as an embedded derivative, which should have been fair valued (“marked to market”) at each subsequent balance sheet reporting date until the gas was returned to the counterparty. As well, the initial spread between the spot price of the borrowed gas liability on the date of the transaction and the forward price, based on the date NJRES would return the natural gas, should have been recognized into income on a ratable basis over the term of the park and loan agreement. In addition, demand fees related to these transactions were not but should have been recognized ratably over the term of the contract.

Therefore, the Company has determined that it must amend and restate its historical consolidated financial statements for the fiscal quarters ended December 31, 2007, March 31, 2008, June 30, 2008, December 31, 2008, March 31, 2009 and June 30, 2009, to correct the errors described above.  The Company intends to file today amended Quarterly Reports on Form 10-Q for the quarters ended December 31, 2008, March 31, 2009 and June 30, 2009, to correct the errors described above.  Since the effects of these errors are not as significant on an annual basis as they are to the interim periods and because the Company expects to file its fiscal 2009 Annual Report on Form 10-K by its due date of November 30, 2009, the Company does not intend to amend its previous Annual Report on Form 10-K for the fiscal year ended September 30, 2008.  Rather, the errors affecting the fiscal year ended September 30, 2008 and annual periods prior thereto will be corrected as an immaterial restatement of the affected amounts in the Company’s fiscal  Annual Report on Form 10-K.

The Audit Committee and authorized officers of the Company have discussed the restatement and the matters disclosed in this Form 8-K, as amended by Amendment No.1 and Amendment No. 2, pursuant to this Item 4.02(a) with the Company’s independent registered public accounting firm, Deloitte & Touche LLP, for all affected periods.

In light of the restatements, the Company concluded on November 17, 2009, that investors should no longer rely on the Company’s previously filed financial statements and other financial information for each of the fiscal quarters ended December 31, 2007, March 31, 2008, June 30, 2008, December 31, 2008, March 31, 2009 and June 30, 2009, contained in the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 2008, March 31, 2009 and June 30, 2009, as being in compliance with GAAP.

The Company believes that the accounting changes described herein did not and will not affect its day to day operations, cash flow or liquidity.  Importantly, total cash flows from operating activities remains the same in any accounting period.  These errors, while impacting the Company’s reported results prepared in accordance with generally accepted accounting principles (“GAAP”), have no impact on its non-GAAP financial measure of net financial earnings (“NFE”), which excludes the impact of unrealized derivative gains and losses, effects of economic hedging related to inventory and demand fees related to park and loan transactions.  NFE is the key financial metric by which the Company measures its profitability.  Management believes NFE is more reflective of the Company’s business model, provide transparency to investors and enable period-to-period comparability of financial performance.  A reconciliation of all non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, can be found in the Company’s Quarterly Reports on Form 10-Q for the applicable periods.

In the Quarterly Reports on Form 10-Q as previously filed, the Company reported under Item 4 “Controls and Procedures,” that its disclosure controls and procedures were not effective due in a material weakness in internal control over financial reporting.  Management, in consultation with the Audit Committee, has concluded that the errors set forth herein constitute a material weakness in the Company’s internal controls over financial reporting for the applicable periods that have been restated but do not constitute a material weakness at September 30, 2009, because management through its existing internal controls over financial reporting identified the errors and corrected such errors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW JERSEY RESOURCES CORPORATION
Date: November 25, 2009	By:	/s/ Glenn C. Lockwood
Glenn C. Lockwood
Senior Vice President and Chief Financial Officer